Exhibit 10.5

ASSIGNMENT AGREEMENT (THIS ‘‘AGREEMENT’’)

October 11, 2006

Reference is made to the following documents (collectively referred to as the ‘‘OriginalAgreements’’):

(1)	INSURANCE LETTERS OF CREDIT MASTER AGREEMENT, dated December 15, 2003 and attached hereto as Exhibit I (the ‘‘Master Agreement’’) among Citibank Ireland Financial Services plc (whose name has since been changed to Citibank Europe Plc) (‘‘CEP’’) and Aspen Insurance Ltd (‘‘Aspen’’), as Applicant;

(2)	PLEDGE AGREEMENT, dated January 17, 2006, attached hereto as Exhibit II (the ‘‘Pledge Agreement’’) executed by Aspen in favor of Citibank N.A. (‘‘Citibank’’) whereby Aspen has agreed that certain of its assets are pledged in favor of Citibank as security for the payment of all obligations under the Master Agreement; and

(3)	COLLATERAL ACCOUNT CONTROL AGREEMENT, dated January 17, 2006, attached hereto as Exhibit III (the ‘‘Control Agreement’’) among Aspen, Citibank Ireland Financial Services plc (whose name has since been changed to Citibank Europe Plc) (‘‘CEP’’) and The Bank of New York (‘‘BONY’’) as the Securities Intermediary.

WHEREAS, the Pledge Agreement incorrectly lists Citibank as the Pledgee and as the issuer of letters of credit under the Master Agreement;

WHEREAS, the issuer of letters of credit under the Master Agreement is actually CEP, and not Citibank;

WHEREAS, the parties to this Agreement wish to replace Citibank with CEP as the Pledgee under the Pledge Agreement, but maintain the Control Agreement and the Master Agreement as currently in effect;

NOW THEREFORE, in consideration of the mutual promises set forth hereafter, Aspen, Citibank, CEP and BONY hereby acknowledge, accept and confirm as follows:

(a)	In accordance with Section 18 of the Pledge Agreement, Citibank hereby assigns, transfers and conveys to CEP, and CEP hereby accepts and assumes from Citibank and Aspen, that interest in and to all of Citibank's rights, duties, liabilities and obligations as Pledgee under and in respect of the Pledge Agreement (the ‘‘Assigned Interest’’) as security for all Obligations of Aspen to CIFS now or hereafter existing under the Master Agreement;

(b)	BONY, as Securities Intermediary under the Control Agreement, and Aspen, as Pledgor under the Pledge Agreement and Control Agreement and as account party and applicant under the Master Agreement, each hereby consents to the foregoing assignment;

(c)	CEP, Aspen and BONY shall acquire the same rights and benefits and assume the same obligations between themselves pursuant to the Original Agreements as they would have acquired and assumed had the Pledge Agreement been issued originally in favor of CEP, and not Citibank, as Pledgee and had the Account been pledged originally by Aspen in favor of CEP, and not Citibank, specifically as security for all obligations of Aspen under the Master Agreement and the Pledge Agreement;

(d)	Aspen hereby represents and warrants that each of the representations and warranties it originally made in the Original Agreements are true and correct as made once again on this date; and

(e)	Except as set forth herein, nothing in this Agreement will be construed to affect any of the other rights and obligations of the parties hereto pursuant to the Original Agreements.

Capitalized terms not defined herein shall have the meaning ascribed thereto in the Original Agreements, as applicable.

This Agreement is being delivered in, and shall be governed by and construed and interpreted in accordance with the laws of, the State of New York. Each party submits to the non-exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan, New York, New York for the purposes of resolving any disputes under this Agreement.

This Agreement shall be binding upon the parties and their respective successors and permitted assigns. No failure or delay on the part of either party in exercising any right hereunder shall operate as a waiver of such right; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other rights. No waiver of any such right shall be effective unless given in a signed writing or other authenticated record. No waiver of any such right shall be deemed a waiver of any other right hereunder.

This Agreement may be executed by the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

EXECUTED as of the date set forth above by

ASPEN INSURANCE LTD

By:	/s/ David Skinner

Name:	David Skinner

Title:	Chief Financial Officer

Dated:	October 11, 2006

CITIBANK N.A.

By:	/s/ Phil Arch

Name:	Phil Arch

Title:	Vice President

Dated:	October 11, 2006

CITIBANK EUROPE PLC

1 North Wall Quay
Dublin 1
Ireland

By:	/s/ Phil Arch

Name:	Phil Arch

Title:	Vice President

Dated:	October 11, 2006

THE BANK OF NEW YORK

By:	/s/ Dimitra Petroutsas

Name:	Dimitra Petroutsas

Title:	Assistant Vice President

Dated:	October 12, 2006